As filed with the Securities and Exchange Commission on November 16, 2005	Registration No. 333-____

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________

INTERACTIVE INTELLIGENCE, INC.
(Exact name of registrant as specified in its charter)

Indiana	35-1933097
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7601 Interactive Way Indianapolis, Indiana	46278
(Address of Principal Executive Offices)	(Zip Code)

INTERACTIVE INTELLIGENCE, INC.
EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

Stephen R. Head
Chief Financial Officer,
Vice President of Finance and Administration,
Secretary and Treasurer
7601 Interactive Way
Indianapolis, Indiana 46278
(Name and address of agent for service)

(317) 872-3000
(Telephone number, including area code, of agent for service)

Copy to:
James A. Aschleman, Esq.
Baker & Daniels LLP
300 North Meridian Street, Suite 2700
Indianapolis, Indiana 46204-1782
(317) 237-0300

CALCULATION OF REGISTRATION FEE
Title of Securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee

Common Stock, $0.01 par value	250,000	$5.12 (3)	$1,280,000 (3)	$150.66 (3)

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933 (the “Securities Act”), this Registration Statement also registers additional shares of Common Stock as may be offered or issued to prevent dilution resulting from stock splits, stock dividends and similar transactions.

(2)
It is impracticable to state the maximum offering price. The purchase price for each share of Common Stock offered under the Plan will be 85% of the fair market value of such share on a future date as described in the Plan.

(3)
Estimated solely for purposes of calculating the registration fee and computed in accordance with Rule 457(c) under the Securities Act using the average of the high and low sale prices of the Common Stock as reported by the Nasdaq National Market System on November 10, 2005, which was $5.12 per share.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E
OF FORM S-8 "REGISTRATION OF ADDITIONAL SHARES"

The contents of the Registration Statement on Form S-8 (Registration No. 333-33734), filed by the Registrant with the Securities and Exchange Commission on March 31, 2000, registering shares of its Common Stock for issuance under the Interactive Intelligence, Inc. Employee Stock Purchase Plan are incorporated herein by reference.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on November 16, 2005.

INTERACTIVE INTELLIGENCE, INC.

By:	/s/ Donald E. Brown, M.D.
Donald E. Brown, M.D.
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their respective capacities and on the respective dates indicated opposite their names. Each person whose signature appears below hereby authorizes each of Donald E. Brown, M.D. and Stephen R. Head, each with full power of substitution, to execute in the name and on behalf of such person any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the registrant deems appropriate, and appoints each of Donald E. Brown, M.D. and Stephen R. Head, each with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ Donald E. Brown, M.D.	Chairman, President, Chief Executive	November 16, 2005
Donald E. Brown, M.D.	Officer and Director (Principal Executive Officer)

/s/ Stephen R. Head	Chief Financial Officer, Vice President of	November 16, 2005
Stephen R. Head	Finance and Administration, Secretary and Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/Edward L. Hamburg	Director	November 16, 2005
Edward L. Hamburg

/s/ Mark E. Hill	Director	November 16, 2005
Mark E. Hill
/s/ Samuel F. Hulbert, Ph.D.	Director	November 16, 2005
Samuel F. Hulbert, Ph.D.

/s/ William E. McWhirter	Director	November 16, 2005
William E. McWhirter

/s/ Richard A. Reck	Director	November 16, 2005
Richard A. Reck

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

4.1
Restated Articles of Incorporation of the Registrant. (The copy of this Exhibit filed as Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-79509) is incorporated herein by reference.)

4.2
By-Laws of the Registrant, as amended to date. (The copy of this Exhibit filed as Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (Registration No. 333-79509) is incorporated herein by reference.)

4.3
Interactive Intelligence, Inc. Employee Stock Purchase Plan, as amended. (The copy of this Exhibit filed as Exhibit 10.28 to the Company’s Current Report on Form 8-K filed on May 24, 2005 (File No. 000-27385) is incorporated herein by reference.)

5	Opinion of Baker & Daniels LLP, counsel for Registrant, as to the legality of the securities being registered.

23.1	Consent of KPMG LLP

23.2	Consent of Ernst & Young. LLP

23.3	Consent of Baker & Daniels LLP (included in the Baker & Daniels LLP Opinion filed as Exhibit 5).

24	Powers of Attorney (included on the Signature Page of the Registration Statement).